Contact:

ANGELIKI FRANGOU
Chairman, Chief Executive Officer and
President
International Shipping Enterprises, Inc.
(516) 240-8025

FOR IMMEDIATE RELEASE

               INTERNATIONAL SHIPPING ENTERPRISES, INC. ANNOUNCES
                REGISTRATION STATEMENT DECLARED EFFECTIVE BY SEC

      GARDEN CITY, NEW YORK, December 13, 2004 - International Shipping Enterprises, Inc. (OTC Bulletin Board: ISHPU) announced today that its Registration Statement on Form S-1 (SEC File No. 333-119719) was declared effective by the Securities and Exchange Commission on December 10, 2004. The closing of the Company's initial public offering of 28,500,000 units is expected to be consummated on or about December 16, 2004. Each unit will consist of one share of common stock and two warrants and will be sold at an offering price of $6.00 per unit. Sunrise Securities Corp. is acting as representative of the underwriters for the initial public offering. A copy of the prospectus may be obtained from Sunrise Securities Corp., 641 Lexington Avenue, 25th Floor, New York, New York 10022.

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